AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT

    THIS AMENDMENT effective as of the last date on the signature page, to the Custody Agreement, dated as of June 22, 2006, as amended and restated May 15, 2013, as amended, (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Boston Common funds listed on Exhibit W attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Boston Common ESG Impact U.S. Value Fund to Exhibit W; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit W is hereby superseded and replaced in its entirety with Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PROFESSIONALLY MANAGED PORTFOLIOS        U.S. BANK N. A.

By: ______________________________        By: ________________________________

Name:                        Name:

Title:                            Title:

Date:                            Date:

Boston Common

Exhibit W to the
Professionally Managed Portfolios Custody Agreement

Name of Series
Boston Common ESG Impact International Fund
Boston Common ESG Impact U.S. Equity Fund
Boston Common ESG Impact Emerging Markets Fund
Boston Common ESG Impact U.S. Value Fund
Custody Services Fee Schedule at July 1, 2018
Annual Fee Based Upon Market Value per Fund*
0.80 basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund – $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$ [ ]    – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$ [ ]    – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$ [ ]    – Option/SWAPS/future contract written, exercised or expired
$ [ ]    – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$ [ ]    – Physical security transaction
$ [ ]    – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Securities Lending and Money Market Deposit Account (MMDA)
Negotiable

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
See Additional Services Fee schedule for global servicing.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Boston Common

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	___	$ ____	Hungary	___	$ ____	Qatar	___	$ ____
Australia	___	$ ____	Iceland	___	$ ____	Romania	___	$ ____
Austria	___	$ ____	India	___	$ ____	Russia	___	$ ____
Bahrain	___	$ ____	Indonesia	___	$ ____	Senegal	___	$ ____
Bangladesh	___	$ ____	Ireland	___	$ ____	Serbia	___	$ ____
Belgium	___	$ ____	Israel	___	$ ____	Singapore	___	$ ____
Benin	___	$ ____	Italy	___	$ ____	Slovak Republic	___	$ ____
Bermuda	___	$ ____	Ivory Coast	___	$ ____	Slovenia	___	$ ____
Botswana	___	$ ____	Japan	___	$ ____	South Africa	___	$ ____
Brazil	___	$ ____	Jordan	___	$ ____	South Korea	___	$ ____
Bulgaria	___	$ ____	Kazakhstan	___	$ ____	Spain	___	$ ____
Burkina Faso	___	$ ____	Kenya	___	$ ____	Sri Lanka	___	$ ____
Canada	___	$ ____	Kuwait	___	$ ____	Swaziland	___	$ ____
Cayman Islands*	___	$ ____	Latvia	___	$ ____	Sweden	___	$ ____
Channel Islands*	___	$ ____	Lithuania	___	$ ____	Switzerland	___	$ ____
Chile	___	$ ____	Luxembourg	___	$ ____	Taiwan	___	$ ____
China Connect	___	$ ____	Malaysia	___	$ ____	Thailand	___	$ ____
China (B Shares)	___	$ ____	Mali	___	$ ____	Togo	___	$ ____
Colombia	___	$ ____	Malta	___	$ ____	Tunisia	___	$ ____
Costa Rica	___	$ ____	Mauritius	___	$ ____	Turkey	___	$ ____
Croatia	___	$ ____	Mexico	___	$ ____	UAE	___	$ ____
Cyprus	___	$ ____	Morocco	___	$ ____	United Kingdom	___	$ ____
Czech Republic	___	$ ____	Namibia	___	$ ____	Ukraine	___	$ ____
Denmark	___	$ ____	Netherlands	___	$ ____	Uruguay	___	$ ____
Egypt	___	$ ____	New Zealand	___	$ ____	Vietnam	___	$ ____
Estonia	___	$ ____	Niger	___	$ ____	Zambia	___	$ ____
Euromarkets**	___	$ ____	Nigeria	___	$ ____	Zimbabwe	___	$ ____
Finland	___	$ ____	Norway	___	$ ____
France	___	$ ____	Oman	___	$ ____
Germany	___	$ ____	Pakistan	___	$ ____
Ghana	___	$ ____	Peru	___	$ ____
Greece	___	$ ____	Philippines	___	$ ____
Guinea Bissau	___	$ ____	Poland	___	$ ____
Hong Kong	___	$ ____	Portugal	___	$ ____
Safekeeping and transaction fees are assessed on security and currency transactions.
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value <$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps
**Euromarkets - Non-Eurobonds: Surcharges vary by local market.

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
1– 25 foreign securities – $500; 26 – 50 foreign securities – $1,000; Over 50 foreign securities – $1,500
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Boston Common

Margin Management Services

Requires U.S. Bank as custodian for all assets

$[ ] annual program fee (includes up to 4 Account Control Agreements)

$[ ] annual fee per each additional Account Control Agreement.

Fees are calculated pro rata and billed monthly

Extraordinary Services –
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

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Boston Common